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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   January 16, 1998

                         VictorMaxx Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

       Illinois                        0-26328            36-3971950
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(State or other jurisdiction          (Commission         (IRS Employer
       of incorporation)              File Number)      Identification No.)

33 West Higgins Road, Suite 2010, South Barrington, IL 60010
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     (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code   (847)  426-8132
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1201 N. 75th Street, Suite 243, Downers Grove, IL 60516
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     (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     The control of the registrant changed due to the completion of the Agreement and Plan of Reorganization dated September 24, 1997 (the "Plan") and reported in the registrant's Form 8-K filed with the Commission on or about September 29, 1997. The shareholders of Sonoma Holding Corp., an Illinois corporation, have taken control of the registrant and have become the registrant's Board of Directors as set forth under Item 6, below. This change was effected by virtue of the issuance (or which will be issued) of a majority of shares of the registrant to which shareholders (either own of record of beneficial control) in accordance with the Plan, and as a result this shareholder group as a block will own approximately 61% of the total shares of the registrant either issued or to be issued pursuant to this transaction which will then be outstanding. There is no formal or written agreement that such group will vote as a block, but it is being assumed for the purposes of this filing that they will vote such way and for each of the members presently on the Board after the transaction.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to the Plan described in Item 1 above, Sonoma Holding Corp., an Illinois corporation ("Sonoma") has become a wholly-owned subsidiary of the registrant along with Sonoma's entire operation. The shares set forth in the Plan have been or will be issued to such shareholders of Sonoma.

     In addition, various creditors of the registrant, including some of the employees, its former officers and directors, one of whom is also affiliated with Sonoma, have or will receive shares of the registrant in settlement of their respective claims. Sonoma advanced certain sums of its own

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money to pay for previous outstanding liabilities of the registrant, particularly to the Illinois Secretary of State (in order to reinstate the corporation), its former auditors (Coopers & Lybrand), and to its former attorneys (Roberts, Simon & Even) and certain other expenses. Consequently the registrant has been able to significantly reduce certain of its liabilities and has taken over as the parent of Sonoma various on-going business activities, none of which the registrant had prior thereto.

     Sonoma is a diversified holding company. As the umbrella organization, it operates several small businesses in a myriad of activities, from being a manufacturer and contractor of gutters, soffits and facia to making short-term loans to people presently at four locations in blue collar areas. All of these businesses, some of which are newly acquired, are based in the northern Illinois area. Among some of these enterprises are two bagel stores, an appliance repair shop, diesel service station and a couple of service-type companies.

     Consequently the registrant is not presently active in any of the business or operations it may have had prior to the Plan. The only activities presently being conducted is what Sonoma was and is doing and which is now a part of the registrant.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

     Pursuant to the Plan and the implementation thereof, the prior directors of the registrant have resigned to-wit: Richard Currie, Glenn Petersen and Max Minkoff. They appointed Frank Contaldo to be the remaining director of the registrant when the above resignations became effective at or about January 12, 1998, when the registrant filed its Form 10-KSB for the fiscal years 1995 and 1996. On said date Frank Contaldo, being the sole director of the registrant, appointed and elected Terrence Donati and Kevin Koy (who was previously President and Chief

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Executive Officer of the registrant from its inception until
April, 1995), all of whom presently consist of the entire Board of Directors of Sonoma, a wholly-owned subsidiary of the registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated:  January 16, 1998           VICTORMAXX TECHNOLOGIES, INC.
                                   Registrant


                                   /s/ Frank Contaldo
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                                   Frank Contaldo, Chief Executive Officer
                                   and Treasurer


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